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                                               Filed pursuant to Rule 424(b)(3)
                                               Registration Statement 333-112274




           Addendum to Prospectus Supplement Dated September 29, 2006

                                               Dated: November 21, 2006



                                  $675,000,000
                                 STATE OF ISRAEL
                    JUBILEE FIXED RATE BONDS (FOURTH SERIES)



Effective as of November 21, 2006, the aggregate principal amount of the State of Israel Jubilee Fixed Rate Bonds (Fourth Series) offered under this prospectus has been increased to $675,000,000.